Exhibit 99.1

EXPRESSJET REPORTS FOURTH QUARTER AND FULL YEAR 2007 RESULTS

                HOUSTON, March 10, 2008 - ExpressJet Holdings, Inc. (NYSE:XJT) today reported a fourth quarter loss of $31.7 million, or $0.60 per share.  For the full year, ExpressJet reported a loss of $70.2 million or $1.31 per share.  Excluding special charges, ExpressJet reported a fourth quarter loss of $27.6 million or $0.52 per share and a full year loss of $66.1 million or $1.23 per share.  ExpressJet’s 2007 results reflect the transition of 69 aircraft from its capacity purchase agreement with Continental Airlines to three different types of flying.  ExpressJet spent $13.5 million in transition expenses and $27.4 million in capital to launch these new segments.

                “The 2007 results reflect the enormous challenge this company was presented in redeploying 25% of its fleet within a six-month period and managing an increasingly challenging airline industry environment.  However the dedication and professionalism of all of the employees of ExpressJet turned these challenges into real opportunities by continuing to provide the very best in customer service.  Despite deteriorating industry conditions, I am confident the employees of ExpressJet will improve upon these results in all areas of our newly diversified business platform,” said President and CEO Jim Ream.

Operational Overview

                ExpressJet’s diversified business platform enhances its ability to re-allocate its fleet based on the best long-term opportunities for the company.  In the fourth quarter, ExpressJet operated 215 aircraft under the contracts with Continental and Delta Air Lines and generated 2.0 billion revenue passenger miles and 185,213 block hours across both systems.  ExpressJet expects to continue operating 215 aircraft under these contracts throughout 2008.

                For the fourth quarter, ExpressJet operated nine aircraft within its charter division.  The charter business expanded its customer base by adding new long-term agreements and increasing the volume of ad-hoc charter activity.  Also in the quarter, the company provided regional flying for Frontier Airlines.  ExpressJet will provide short-term service later this month for United Airlines as United Express.

                In the branded segment, which includes operations branded as ExpressJet Airlines and a pro-rate agreement with Delta, the company ended the fourth quarter with 506 million revenue passenger miles and a load factor of 61%.  Fourth quarter branded segment revenue per available seat mile (RASM) increased 5.7% versus the third quarter despite the typical industry trend of diminished fourth quarter revenues.

                “While we saw steadily improving RASM performance in the quarter, our second full quarter of branded operations, we still took action on some markets where we perceived better opportunities to expand our partnership with Delta in Los Angeles.  In addition, necessary improvements to our reservation system giving customers the functionality necessary to manage their itineraries did not begin taking effect until late December.  Those improvements continued through mid-February which impacted our fourth quarter branded flying,” said Jim Ream.  During the quarter, three aircraft were removed from ExpressJet branded flying and re-deployed to pro-rate flying reducing average daily departures from 220 to 200.  In response to higher fuel prices and a slowing economy, ExpressJet Airlines branded flying will be further reduced to 172 daily departures starting April 1.

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ExpressJet Reports Fourth Quarter 2007 Results/Page 2

                Improvements to the reservation system implemented as of March 10, include refund and exchange functionality, direct or interactive selling capabilities, and advance seat assignments within global distribution selling systems for travel agents.  ExpressJet expects to implement additional reservation system improvements, including interline and code sharing capabilities during 2008, broadening its overall sales penetration.

                “As these system improvements have been incorporated and with the ongoing changes to the branded schedule, we have been encouraged by the level of bookings for the Spring and our ability to continue to revenue manage our average fare performance,” added Jim Ream.

Financial Overview

                ExpressJet continues to negotiate 2008 rates for its Continental capacity purchase agreement.  Under the current agreement structure, ExpressJet is reimbursed at cost plus a 10% operating margin.  In addition, ExpressJet approached Continental to restructure the agreement by reducing Continental’s cost for service in exchange for relief on certain contractual terms and expects to continue these discussions along with the 2008 rate setting discussion.

                ExpressJet ended 2007 with $214 million in cash and cash equivalents, including $24.8 million in restricted cash.  During the fourth quarter, Holdings purchased $8 million of its common stock and $2.5 million in debt under its previously announced securities repurchase program.  The total remaining in the program, after accounting for purchases made to date, is $9.8 million.  ExpressJet is not currently purchasing additional securities under this program.

                For the branded segment, including Delta pro-rate and ExpressJet branded flying, ExpressJet is currently contracted for 85% of its expected first half 2008 fuel needs at $2.40 per gallon.

                Capital expenditures totaled $5.1 million for the fourth quarter 2007 compared to $12.1 million during the same period in 2006.  Capital expenditures for the full year 2007 totaled $48.9 million, consistent with the guidance provided in January 2007, and represented the majority of expenses associated with infrastructure and technology projects to replace services previously provided by Continental and implement the tools necessary for all types of flying.  ExpressJet anticipates capital expenditures for 2008 to be between $15-20 million and represent a run rate versus the transitional expenses made during 2007.

                ExpressJet will conduct a telephone briefing to discuss its results Monday, March 10, at 10:00 a.m. EDT (9:00 a.m. CDT).  A live webcast of this briefing will be available online at expressjet.com – investors.

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ExpressJet Reports Fourth Quarter 2007 Results/Page 3

CORPORATE BACKGROUND

                ExpressJet Holdings operates several divisions designed to leverage the management experience, efficiencies and economies of scale present in its subsidiaries, including ExpressJet Airlines, Inc. and ExpressJet Services, LLC.  ExpressJet Airlines serves 175 destinations in North America and the Caribbean with approximately 1,500 departures per day.  Operations include capacity purchase and pro-rate agreements for mainline carriers; providing clients customized 50-seat charter options; training services through its world-class facility in Houston, Texas; and ExpressJet branded flying, providing non-stop service to markets concentrated in the West, Midwest and Southeast regions of the United States.  ExpressJet Services is the North American partner to three major European original equipment manufacturers and provides composite, sheet metal, interior and thrust reverser repairs throughout five facilities in the United States.  For more information, visit www.expressjet.com.

                Some of the statements in this document are forward-looking statements that involve a number of risks and uncertainties.  Many factors could affect actual results, and variances from current expectations regarding these factors could cause actual results to differ materially from those expressed in these forward-looking statements.  Some of the known risks that could significantly impact revenues, operating results and capacity include, but are not limited to: the company’s continued dependence on Continental for the majority of its revenue; Continental’s ability to terminate the capacity purchase agreement with the company; potential loss of access to aircraft, facilities and regulatory authorizations, as well as any airport-related services that Continental currently provides to ExpressJet; ExpressJet’s new operations are less profitable than historical results; competitive responses to the company’s branded entry into new markets; certain tax matters; reliance on technology and third-party service providers; flight disruptions as a result of operational matters; regulatory developments and costs, including the costs and other effects of enhanced security measures and other possible regulatory requirements; and competition and industry conditions.  Additional information concerning risk factors that could affect the company’s actual results are described in its filings with the Securities and Exchange Commission, including its 2006 annual report on Form 10-K.  The events described in the forward-looking statements might not occur or might occur to a materially different extent than described herein.  The company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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ExpressJet Reports Fourth Quarter 2007 Results/Page 4

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES
FINANCIAL SUMMARY
(In thousands, except per share data)
	Three Months Ended December 31,

	2007	2006	Increase/ (Decrease)

Operating Revenue
Passenger	$424,403	$422,318	0.5%
Ground handling and other	11,594	4,067	nm

	435,997	426,385	2.3%

Operating Expenses:
Wages, salaries and related costs	113,052	100,841	12.1%
Aircraft rentals	86,758	83,863	3.5%
Aircraft fuel and related taxes	97,212	56,810	71.1%
Maintenance, materials and repairs	49,801	49,488	0.6%
Other rentals and landing fees	28,302	27,827	1.7%
Ground handling	24,163	24,856	(2.8%)
Outside services	14,826	13,211	12.2%
Marketing and distribution	13,215	47	nm
Depreciation and amortization	10,685	6,437	66.0%
Other operating expenses	39,808	29,420	35.3%

	477,822	392,800	21.6%

Operating Income / (Loss)	(41,825)	33,585	nm

Nonoperating Income (Expense):
Interest expense	(2,591)	(1,805)	43.5%
Interest income	3,228	4,170	(22.6%)
Capitalized interest	404	122	nm
Equity investments loss, net	(7,359)	(782)	nm
Other, net	(288)	(430)	(33.0%)

	(6,606)	1,275	nm

Income / (Loss) before Income Taxes	(48,431)	34,860	nm
Income Tax Benefit (Expense)	16,748	(12,042)	nm

Net Income / (Loss)	$(31,683)	$22,818	nm

Basic Earnings / (Loss) per Common Share	$(0.60)	$0.42	nm

Diluted Earnings / (Loss) per Common Share	$(0.60)	$0.39	nm

Shares Used in Computing Basic Earnings / (Loss) per Common Share	52,741	53,911	(2.2%)
Shares Used in Computing Diluted Earnings / (Loss) per Common Share	52,741	61,643	(14.4%)

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ExpressJet Reports Fourth Quarter 2007 Results/Page 5

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES
FINANCIAL SUMMARY
(In thousands, except per share data)
	Twelve Months Ended December 31,

	2007	2006	Increase/ (Decrease)

Operating Revenue
Passenger	$1,647,999	$1,670,544	(1.3%)
Ground handling and other	37,546	11,612	nm

	1,685,545	1,682,156	0.2%

Operating Expenses:
Wages, salaries and related costs	437,568	386,678	13.2%
Aircraft rentals	344,166	332,441	3.5%
Aircraft fuel and related taxes	323,218	227,164	42.3%
Maintenance, materials and repairs	202,513	191,399	5.8%
Other rentals and landing fees	119,165	115,620	3.1%
Ground handling	97,157	99,876	(2.7%)
Outside services	58,320	51,266	13.8%
Marketing and distribution	31,391	119	nm
Depreciation and amortization	29,963	25,770	16.3%
Other operating expenses	148,955	110,752	34.5%

	1,792,416	1,541,085	16.3%

Operating Income / (Loss)	(106,871)	141,071	nm

Nonoperating Income (Expense):
Interest expense	(8,496)	(7,335)	15.8%
Interest income	15,744	14,665	7.4%
Capitalized interest	1,330	294	nm
Equity investments loss, net	(8,304)	(2,036)	nm
Other, net	(275)	(203)	35.5%

	(1)	5,385	nm

Income / (Loss) before Income Taxes	(106,872)	146,456	nm
Income Tax Benefit (Expense)	36,624	(53,891)	nm

Net Income / (Loss)	$(70,248)	$92,565	nm

Basic Earnings / (Loss) per Common Share	$(1.31)	$1.72	nm

Diluted Earnings / (Loss) per Common Share	$(1.31)	$1.56	nm

Shares Used in Computing Basic Earnings / (Loss) per common Share	53,693	53,864	(0.3%)
Shares Used in Computing Diluted Earnings / (Loss) per Common Share	53,693	61,529	(12.7%)

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ExpressJet Reports Fourth Quarter 2007 Results/Page 6

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES PRELIMINARY STATISTICS

Three Months Ending December 31, 2007	Contract (1)	Branded	System

Revenue Passenger Miles (millions)	2,046	506	2,564
Available Seat Miles (ASM) (millions)	2,668	836	3,528
Passenger Load Factor	76.7%	60.5%	72.7%
Block Hours	185,213	48,330	235,028
Departures	98,108	24,991	124,072
Stage Length (miles)	562	671	584

Twelve Months Ending December 31, 2007	Contract (1)	Branded	System

Revenue Passenger Miles (millions)	8,794	1,240	10,071
Available Seat Miles (ASM) (millions)	11,275	2,227	13,575
Passenger Load Factor	78.0%	55.7%	74.2%
Block Hours	785,535	125,733	916,756
Departures	421,473	64,367	489,489
Stage Length (miles)	551	695	569

(1) Excludes charter since statistics on charter aircraft do not provide meaningful load factor data because pricing is based on cost versus expected passenger count.

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ExpressJet Reports Fourth Quarter 2007 Results/Page 7

Non-GAAP Financial Measures
	Three Months Ended December 31,

	2007	2006

Net Income Reconciliation:
Net income / (loss)	$(31.7)	$22.8
Adjustments for special charges / (gains) net of tax:
Add: Impairment charge for equity investment (1)	4.6	—
Subtract: Gain on retiree bridge medical curtailment (2)	(0.5)	—

Net income / (loss) excluding special charges (3)	$(27.6)	$22.8

Earnings / (Loss) Per Share Reconciliation:
Diluted earnings / (loss) per share	$(0.60)	$0.39
Adjustments for special items, net of tax	0.08	—

Diluted earnings / (loss) per share, excluding special charges (3)	$(0.52)	$0.39

(1)

During the fourth quarter of 2007, we determined that the carrying value of our investment in Wing Holdings, LLC was other-than-temporarily impaired and therefore recognized an impairment charge.  This non-recurring charge was recognized as a decrease to our investment balance and a corresponding equity loss.  The extent of the impairment was determined based on our assessment of the recoverability of our investment.

(2)

As a result of the law passed in December 2007 to extend the mandatory retirement age of commercial pilots from 60 to 65, we no longer are required to provide medical bridge coverage to our pilots between the ages of 60 to 65 and therefore, we have recorded a reduction in our liability and the corresponding curtailment gain.

(3)	By excluding special non-recurring items, these financial measures provide management and investors the ability to measure and monitor ExpressJet’s performance on a consistent year-over-year basis.

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ExpressJet Reports Fourth Quarter 2007 Results/Page 8

Non-GAAP Financial Measures
	Twelve Months Ended December 31,

	2007	2006

Net Income Reconciliation:
Net income / (loss)	$(70.2)	$92.6
Adjustments for special charges / (gains) net of tax:
Add: Impairment charge for equity investment (1)	4.6	—
Subtract: Gain on retiree bridge medical curtailment (2)	(0.5)	—

Net income / (loss) excluding special charges (3)	$(66.1)	$92.6

Earnings / (Loss) Per Share Reconciliation:
Diluted earnings / (loss) per share	$(1.31)	$1.56
Adjustments for special items, net of tax	0.08	—

Diluted earnings / (loss) per share, excluding special charges (3)	$(1.23)	$1.56

(1)

During the fourth quarter of 2007, we determined that the carrying value of our investment in Wing Holdings, LLC was other-than-temporarily impaired and therefore recognized an impairment charge.  This non-recurring charge was recognized as a decrease to our investment balance and a corresponding equity loss.  The extent of the impairment was determined based on our assessment of the recoverability of our investment.

(2)

As a result of the law passed in December 2007 to extend the mandatory retirement age of commercial pilots from 60 to 65, we no longer are required to provide medical bridge coverage to our pilots between the ages of 60 to 65 and therefore, we have recorded a reduction in our liability and the corresponding curtailment gain.

(3)	By excluding special non-recurring items, these financial measures provide management and investors the ability to measure and monitor ExpressJet’s performance on a consistent year-over-year basis.

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